Exhibit 10.78
MORTGAGE AND SECURITY AGREEMENT
TO ALL PEOPLE TO WHOM THESE PRESENTS SHALL COME, GREETINGS:
     KNOW YE, that COLE TS GLOUCESTER NJ, LLC, a Delaware limited liability company, having a mailing address at 2555 E. Camelback Road, Suite 400, Phoenix, Arizona 85016 (hereinafter called the “Borrower”), for the consideration of One Dollar ($1.00) and other valuable consideration received to the Borrower’s full satisfaction of PEOPLE’S UNITED BANK, a federally chartered banking corporation having a mailing address at 265 Church Street, New Haven, Connecticut 06510 (hereinafter called the “Lender”), DOES HEREBY MORTGAGE TO THE LENDER, ITS SUCCESSORS AND ASSIGNS forever:
THE PROPERTY
     (A) LAND: a certain piece or parcel of real property located at 643 Berlin Cross Keys Road, Gloucester, New Jersey, more particularly described in Schedule A attached hereto and made a part hereof, and all rights, privileges and easements appurtenant thereto (the “Land”).
     (B) IMPROVEMENTS: All the buildings, structures and improvements now or hereafter placed on the Land (the “Improvements”).
     (C) FIXTURES AND EQUIPMENT: All fixtures, furnishings, appliances, machinery and equipment now or hereafter installed, attached to, used, or furnished in connection with the use, letting or operation of the Land and the Improvements or in connection with the activities conducted thereon, and all renewals or replacements thereof or additions thereto or articles of substitution thereof (collectively, the “FF&E”), specifically excluding any FF&E owned or leased by tenants of space in the Improvements.
     (D) CONDEMNATION PROCEEDS: All awards or payments, including interest thereon, which may be made with respect to the Land and the Improvements as a result of the exercise of the right of eminent domain in accordance with, and subject to, the terms and conditions of Section 1.4.
     (E) LEASES: All right, title and interest of the Borrower in and to any and all leases, tenancies or rights of use and occupancy, as the same may be amended, modified, extended, renewed or replaced, and all guarantees of any tenant’s obligations thereunder, now or hereafter on or affecting the Land and/or the Improvements, whether or not recorded, with all security therefor and all monies payable thereunder (hereinafter, individually, a “Lease” and, collectively, the “Leases”) in accordance with, and subject to, the terms and conditions of Section 1.8.
     (F) PROPERTY INCOME: All rents, income, profits, security deposits and other benefits to which the Borrower may now or hereafter be entitled from the Land and the

Improvements and/or the business operations conducted thereat or therefrom (hereinafter the “Property Income”) in accordance with, and subject to, the terms and conditions of Section 1.9.
     (G) INTANGIBLES: All present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Land or the Improvements, all names by which the Land or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Borrower has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Land or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Land or the Improvements (all of the foregoing, together with the FF&E, being referred to collectively as the “Service Equipment”).
     (H) PERMITS AND APPROVALS: All permits, licenses, consents and approvals relating to the development, use and occupancy of the Land and the Improvements.
     TO HAVE AND TO HOLD the above granted and bargained premises, with the privileges and appurtenances thereof (collectively referred to herein as the “Property”) but subject to those encumbrances, listed in the Lender’s mortgagee policy of title insurance (the “Permitted Encumbrances”), unto it, the said Lender, its successors and assigns forever, to its and their own proper use and behoof.
     THE CONDITION OF THIS MORTGAGE IS SUCH THAT:
     WHEREAS, the Lender and the Borrower have entered into a Promissory Note (the “Note”) of even date herewith, pursuant to which all or part of the Loan proceeds are permitted to be advanced from time to time and shall be secured by this Mortgage. The Note provides for repayment of all or a portion of the outstanding balance of the Loan proceeds, together with interest thereon, from time to time as provided therein, a copy of which Note is on file with the Lender. Unless sooner paid or sooner due and payable, however, the entire then outstanding principal balance of the Loan, together with accrued interest, shall be due and payable on January 1, 2017.
     WHEREAS, the Lender and the Borrower have entered or will enter into an interest rate swap transaction evidenced by an ISDA 2002 Master Agreement of even date herewith, together with the Schedule and all Confirmations relating thereto (the “Swap Agreement”), pursuant to which the variable rate interest risk under the Note has been or will be hedged and pursuant to which the Borrower has or will have certain payment and performance obligations to the Lender in the event the Swap Agreement is terminated (the “Swap Obligations”).
     NOW, THEREFORE, Borrower hereby agrees to comply with and be subject to, the following terms, representations, covenants and conditions:

ARTICLE 1.
COVENANTS AND REPRESENTATIONS OF THE BORROWER
     The Borrower covenants, represents and warrants to the Lender as follows:
          1.1 FUTURE ADVANCES; PROTECTION OF PROPERTY
          This Mortgage shall secure the principal sum of $17,500,000.00, together with: (a) interest, late charges, fees and other amounts due under the Note or this Mortgage; (b) any and all additional advances made by Lender to protect or preserve the Property or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Borrower remains the owner of the Property at the time of such advances); (c) all legal fees, costs and other expenses incurred by the Lender by reason of any default or otherwise in connection with the Mortgage Debt (defined below); and (d) the Swap Obligations. The Borrower agrees that if, at any time during the term of this Mortgage or following a foreclosure hereof (whether before or after the entry of a judgment of foreclosure), the Borrower fails to perform or observe any covenant or obligation under this Mortgage including, without limitation, payment of any of the foregoing, the Lender may (but shall not be obligated to) take such steps as are reasonably necessary to remedy any such nonperformance or nonobservance and provide payment thereof. All amounts so advanced by the Lender shall be added to the amount secured by this Mortgage and the other Loan Documents (and, if advanced after the entry of a judgment of foreclosure, by such judgment of foreclosure), and shall be due and payable on demand, together with interest at the Default Rate set forth in the Note, such interest to be calculated from the date of such advance to the date of repayment thereof.
          1.2 PAYMENT AND PERFORMANCE
          The Borrower will pay the Loan and all other sums due hereunder and all other indebtedness secured hereby, in lawful money of the United States and pay and perform all of its obligations under the Note, this Mortgage, the Swap Agreement and every other instrument now or hereafter securing, evidencing or relating to the Loan (collectively referred to herein as the “Loan Documents”) at the times and in the manner set forth in such Loan Documents. All amounts due the Lender under any of the aforesaid instruments, including, without limitation, the Swap Obligations, shall be secured by the lien of this Mortgage and shall hereinafter be referred to as the “Mortgage Debt”. All advances made under the Note, this Mortgage and any other Loan Documents shall be referred to collectively, herein as “Loan Advances”.
          1.3 INSURANCE
     A. The Borrower shall keep the Property insured against loss by fire, flood and other hazards, casualties, liability, contingencies and all other “extended coverage” risks, including builder’s risk, loss of income and demolition coverage in such amounts, with such companies, and with such deductibles as the Lender may reasonably require. All insurance carried on the Property must show the Lender as an additional insured and be payable to the

Lender under the standard non-contributing mortgagee endorsement and such other endorsements as the Lender may reasonably require. The Borrower shall claim no cancellation or return of any policy or premium except from and after the redemption of this Mortgage by the Borrower or the satisfaction in full of the Mortgage Debt. The obligation to provide any policy or coverage under this subsection may be satisfied by the policy or coverage carried by any tenant under an approved Lease, provided such policy or coverage is primary and noncontributing; and further provided that, in the case of such tenant’s property policy, the Borrower is named as an additional named insured or is an additional insured, and the Lender is named as first mortgagee, or, in the case of such tenant’s liability insurance policy, the Borrower and the Lender are named as additional insureds. In other words, for so long as both parties to any approved Lease maintain insurance coverage or self-insure in accordance with the terms of such Lease agreement, the Borrower shall be deemed to be in compliance with the terms of this subsection.
          B. In the event of any loss or damage to the Property, the Borrower shall give prompt notice thereof to the Lender. The Borrower authorizes the Lender, at its option, to collect, adjust and compromise any losses under any hazard insurance policy required to be maintained by Borrower hereunder. In case of loss and payment by any insurance company of proceeds of a policy required to be maintained by Borrower hereunder, the amount of insurance proceeds received shall be applied either in whole or in part upon the payment of the Mortgage Debt or to rebuilding or restoring the Property, as the Lender may elect in its sole discretion. Notwithstanding the foregoing, the Lender agrees to make such proceeds available to repair or restore the Property so long as (1) no Event of Default (as defined herein) has occurred and is then continuing, (2) the proceeds are sufficient to cover the cost to repair or restore the Property substantially to its condition immediately preceding the loss or damage, and (3) the Borrower is either required or has the option, under any lease of the Property, to use such insurance proceeds to effect such repair or restoration.
          Notwithstanding the foregoing provisions of this Section 1.3.B or anything to the contrary contained herein, for so long as the lease agreement (the “Tractor Supply Lease”) with Tractor Supply Company (“Tractor Supply”) is in effect the disposition of casualty and condemnation proceeds shall be governed by such lease.
          1.4 TAXES
          A. The Borrower shall pay or cause to be paid within any applicable grace period and before the same become delinquent, all taxes, water rates, sewer rents, utility charges, assessments, and governmental or other charges and impositions of any kind whatsoever, including any assessment for local improvements, whether payable in installments or otherwise, for which lien rights exist, which may now or hereafter be assessed or levied upon any part of the Property, or in lieu of or in addition to a tax on the Property (all such charges and payments collectively referred to herein as the “Taxes”). The Borrower shall promptly notify the Lender of the delinquency in the payment of any Taxes.
          Notwithstanding the foregoing provisions of this Section 1.4.A or anything to the contrary contained herein, for so long as the Tractor Supply Lease is in effect the right to contest the validity, applicability or amount of any asserted tax or assessment shall be governed by such lease.
          B. Upon the request of the Lender, the Borrower shall deposit with the Lender in advance, and without interest, such amounts, in such installments, to be held on such terms and conditions, as the Lender may in its sole discretion require in order to pay the Taxes. All such payments shall be held in a non-interest bearing account at the Lender and may be commingled with other assets of the Lender. Upon the occurrence of an Event of Default and during the continuance thereof, the Lender may, at its option, apply the accumulated escrow balance remaining as a credit against the Mortgage Debt. The foregoing escrow requirement shall be waived by the Lender so long as (i) no Event of Default (as defined herein) has occurred and is then continuing, and (ii) Borrower, Tractor Supply or any other tenant of the Property is paying such Taxes directly to the taxing authority in a timely manner.
          1.5 CONDEMNATION
          A. The Borrower will give the Lender prompt notice of any eminent domain proceedings affecting any part of the Property. The Borrower hereby appoints the Lender as its attorney-in-fact, coupled with an interest, and authorizes the Lender to collect, receive, and retain, subject to the terms hereof, the proceeds of any such award or payment, to give proper receipts therefor and, if an Event of Default has occurred, to adjust, compromise and settle the claim therefor. The Lender shall have the right to intervene and participate in any eminent domain proceedings and the Borrower shall consult with the Lender in all matters pertaining to the adjustment, compromise or settlement of such proceedings and shall not enter into any agreement with respect to such matters without the prior written consent of the Lender. The Lender may, in its sole discretion, retain and apply any eminent domain award or payment toward payment of the Mortgage Debt, or pay same over wholly or in part to the Borrower.
          Notwithstanding the foregoing provisions of this Section 1.5.A, for so long as the Tractor Supply Lease is in effect the disposition of casualty and condemnation proceeds shall be governed by such lease.
          1.6 COMPLIANCE WITH LAWS, ETC.
          A. The Borrower warrants that it presently does and covenants that it will continue to observe and comply with (1) all laws, regulations, ordinances, rules and orders affecting the Property or the business operations thereon; and (2) the terms of each insurance policy applicable to the Property that Borrower is required by this Mortgage to maintain. If the Borrower receives notice that it is not in compliance with any such law or condition, the Borrower will promptly provide the Lender with a copy of such notice.
          Notwithstanding the foregoing, the Borrower may, upon providing Lender with security satisfactory to Lender, proceed diligently and in good faith to contest the validity or applicability of any such laws, regulations, ordinances, rules and orders affecting the Property or the business operations thereon, so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. The Borrower shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Lease of or any other agreement applicable to the Property or any applicable laws, regulations, ordinances, rules and orders, or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.
          B. The Borrower shall indemnify the Lender and hold the Lender harmless from and against all loss, liability, damage and expense, including attorneys’ fees, suffered or incurred by the Lender, whether as holder of this Mortgage, as mortgagee in possession or as a successor in interest to the Borrower as owner of the Property by virtue of foreclosure or acceptance of a deed in lieu of foreclosure (1) under or on account of any applicable state or federal laws or regulations, including the assertion of any lien thereunder; (2) any fact or event giving rise to liability under the Borrower’s and Guarantor’s Environmental Indemnification dated as of even date herewith with respect to the Property; and (3) with respect to any other matter affecting the Property and governed by the provisions of applicable state or federal laws or regulations.
          C. In the event of any discharge, spillage, uncontrolled loss, seepage or infiltration of oil or petroleum or chemical liquids, solids or gaseous products or hazardous waste or hazardous or toxic substance which would give rise to a lien under applicable law (a “Spill”) affecting the Property, whether or not the same originates or emanates from the Property or any contiguous real estate, the Borrower shall contain, remove or mitigate, or cause the containment, removal or mitigation of, the same immediately and in accordance with any directives of the State of New Jersey. If the Borrower shall fail to remedy such Spill or otherwise comply with any of the requirements of any environmental law or regulation, the Lender may at its election, but without the obligation to do so, give such notices and/or cause such work to be performed at the Property and/or take any and all other actions as the Lender shall deem necessary or advisable in order to remedy the Spill or cure such failure of compliance, and any amounts paid as a result thereof shall be reimbursed by the Borrower upon demand by the Lender, shall bear interest at the “Default Rate” provided for in the Note, and shall be secured by the lien of this Mortgage.
          1.7 MAINTENANCE AND REPAIR; INSPECTION; SIGN
          A. The Borrower will (1) keep and maintain the Property in good condition, working order and repair, or cause the same to be so kept and maintained; (2) not commit or suffer any waste of the Property; (3) repair, replace, rebuild or restore any part of the Property which may be damaged or destroyed, or cause the same to be so repaired, replaced, rebuilt or restored; and (4) make, or cause to be made, all other repairs and replacements to the Property required by any applicable Lease, or, with respect to any period during which there is no Lease applicable to the Property, which the Lender may reasonably require. All such work shall be done promptly in a good and workmanlike manner.

          B. After the occurrence of and during the continuation of an Event of Default, the Lender and any person duly authorized by the Lender shall, subject to the rights of tenants under the Leases, have the right to enter and inspect the Property at all reasonable times.
          1.8 SALE, ENCUMBRANCE AND USE
          A. The Borrower shall not, without the Lender’s prior written consent, which may be withheld in the Lender’s sole discretion for any reason whatsoever, (1) initiate or allow any transfer or other disposition of, legal or equitable title to all or any part of the Property other than in compliance with the provisions of Section 4.09 below; (2) if applicable, commence an action to dissolve or otherwise effect the dissolution of an entity Borrower or guarantor; (3) if applicable, cause the termination of or change the ownership, the articles of organization, the operating agreement, or the manager of the Borrower or any guarantor; (4) voluntarily create any liens or encumbrances against the Borrower’s title to the Property; (5) initiate or, allow any change in the nature of the use and occupancy of the Property from that permitted by the terms of any Lease, including any such change which materially increases the likelihood of a Spill; or (6) record any declaration of condominium or other form of common interest ownership affecting any part of the Property or otherwise subject the Property to the provisions of N.J.S.A. 46:8(b)-1 et seq. Notwithstanding the foregoing, however, any of the following may occur without the consent of the Lender: (i) transfers of limited partnership interests in any Restricted Party (as hereinafter defined), (ii) transfers of shares in Cole Credit Property Trust II, Inc., Cole Credit Property Trust III, Inc. or any other entity whose ownership interests are bought, sold and redeemed through U.S. broker-dealers, (iii) any involuntary transfer caused by the death of any Restricted Party or any general partner, shareholder, joint venturer, manager, member or beneficial owner of a trust so long as the Borrower is reconstituted, if required, following such death and so long as those persons responsible for the management of the Property and the Borrower remain unchanged as a result of such death or any replacement management is approved by the Lender, (iv) gifts for estate planning purposes of any individual’s interests in any Restricted Party to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant so long as the Borrower is reconstituted, if required, following such gift and so long as those persons responsible for the management of the Property and the Borrower remain unchanged following such gift or any replacement management is approved by the Lender, and (v) transfers of ownership interests in any Restricted Party and ownership interests in any member, partner or shareholder of any Restricted Party to any affiliate or subsidiary of a Restricted Party, provided that, at all times, Christopher H. Cole, Cole Holdings Corporation, Cole Credit Property Trust II, Inc., and/or Cole Credit Property Trust III, Inc., continues to “control” the Restricted Party, where the term “control” means the power to direct the management and policies of the Restricted Party. As used herein, the term “Restricted Party” shall mean the Borrower and/or the guarantor.
          B. The Borrower will keep the Property free from the claim of all persons supplying labor or materials in connection with the construction or repair of any Improvements constituting a part of the Property; provided, however, that the Borrower shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to the Lender and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event the Borrower shall contest any such claim or demand, the Borrower shall promptly notify the Lender of such contest and thereafter shall, upon the Lender’s written request therefor, promptly provide a bond, cash deposit or other security reasonably satisfactory to the Lender to protect the Lender’s interest and security should the contest be unsuccessful. If the Borrower shall fail to promptly discharge or provide security against any such claim or demand as aforesaid, the Lender may do so and any and all expenses incurred by the Lender, together with interest thereon at the Default Rate under the Note from the date incurred by Lender until actually paid by the Borrower, shall be immediately paid by the Borrower on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Mortgage Debt.
          C. The Borrower will furnish, at the Lender’s request, all waivers and releases of liens or claims upon or with respect to the Property.
          D. The term “transfer or other disposition” as used in Section 1.8.A above shall mean:
               (1) any sale, conveyance, transfer, gift or other disposition, whether voluntary, involuntary, or by operation of law;
               (2) if the Borrower is a limited liability company, any transfer of a beneficial interest in the ownership of the membership interest in the company, whether caused by a member’s death or otherwise, or any change in the Articles of Organization or Operating Agreement of the company, or any change in members or managers of the company that has not been approved by the Lender, or any termination of the company;
               (3) if the Borrower is a partnership, any transfer of a partner’s interest, whether caused by the partner’s death or otherwise, or any change in the partnership agreement, or any termination of the partnership;
               (4) any dissolution or liquidation of, or the filing of a suit to dissolve or liquidate, the Borrower;
               (5) except for the existing Lease of the Land and Improvements to Tractor Supply, a lease or leases of more than twenty percent (20%) of the Land, Improvements and/or Service Equipment, wherein the proposed tenant or tenants do not intend to occupy the Property but intend to sell, sublease or assign their interest in a lease or leases of the Land, Improvements and/or Service Equipment. It is the express intention of this provision to prohibit a long-term lease or sale and leaseback for either financing purposes or to effectuate a transfer of the Property, but nothing herein shall prohibit or affect the rights of Tractor Supply to sublease or assign its interests in, to and under its Lease, as set forth in such Lease; and
               (6) any management contract wherein management of the Property shall be the responsibility of anyone other than the Cole Realty Advisors, Inc.

          E. The Borrower shall promptly notify the Lender if any lien, attachment or encumbrance is recorded against the Property without the Borrower’s consent and shall cause the lien to be cancelled or bonded over and discharged of record within thirty (30) days after its recording.
          1.9 LEASES
          The Borrower will not take any action, the effect of which would be to cause any Lease to cease to be in full force and effect, and will not, except with the prior written consent of the Lender and except as may otherwise be expressly permitted by the terms of this Mortgage, (1) cancel or terminate any Lease, or consent to any cancellation, termination or surrender thereof, or any assignment thereof; (2) amend, modify or subordinate any Lease; (3) enter into any new Lease; (4) waive any event of default under any Lease; (5) consent to any prepayment or discount of rent or advance rent under any Lease; or (6) take any other action in connection with any Lease which may materially impair or jeopardize the validity of such Lease or the Lender’s interest therein. The Lender shall have the right to review and reasonably refuse written consent to any of the above proposed actions of the Borrower based upon the substance of the proposed transaction, the creditworthiness of the Borrower or the tenant, the financial condition of the Property or otherwise.
          1.10 PROPERTY INCOME
          As additional and collateral security for the payment of the Mortgage Debt and cumulative of any and all rights and remedies herein provided for, the Borrower hereby absolutely and presently assigns to the Lender all existing and future Property Income. The Borrower hereby grants to the Lender the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Property Income, for which purpose the Borrower does hereby irrevocably make, constitute and appoint the Lender its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any portion of the Mortgage Debt is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of the Borrower and shall not be affected by any disability or incapacity suffered by the Borrower subsequent to the date hereof); provided, however, that until the occurrence of an Event of Default under this Mortgage or under any other of the Loan Documents, the Borrower shall have a license to collect, receive, use and enjoy the Property Income when due and prepayments thereof for not more than one (1) month prior to due date thereof. Upon the occurrence of an Event of Default, the Borrower’s license shall automatically terminate without notice to the Borrower and the Lender may thereafter, without taking possession of the Property, collect the Property Income itself or by an agent or receiver. From and after the termination of such license, the Borrower shall be the agent of the Lender in collection of the Property Income, and all of the Property Income so collected by the Borrower shall be held in trust by the Borrower for the sole and exclusive benefit of the Lender, and the Borrower shall, within three (3) business days after receipt of any Property Income, pay the same to the Lender to be applied by the Lender as hereinafter set forth. Neither the demand for or collection of Property Income by the Lender shall constitute any assumption by the Lender of any obligations under any agreement relating thereto. The Lender is obligated to account only for such Property Income as is actually collected or received by the Lender. The Borrower irrevocably agrees and consents that the respective payors of the Property Income shall, upon demand and notice from the Lender of an Event of Default, pay said Property Income to the Lender without liability to determine the actual existence of any Event of Default claimed by the Lender. The Borrower hereby waives any right, claim or demand which the Borrower may now or hereafter have against any such payor by reason of such payment of Property Income to the Lender, and any such payment shall discharge such payor’s obligation to make such payment to the Borrower. All Property Income collected or received by the Lender may be applied against all expenses of collection, including, without limitation, reasonable and actual attorneys’ fees, against costs of operation and management of the Property and against the Mortgage Debt, in whatever order or priority as to any of the items so mentioned as the Lender directs in its sole discretion and without regard to the adequacy of its security. Neither the exercise by the Lender of any rights under this Section 1.10 nor the application of any Property Income to the Mortgage Debt shall cure or be deemed a waiver of any Event of Default. The assignment of Property Income hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property. The Borrower has executed a Collateral Assignment of Leases, Rentals and Property Income dated of even date herewith (the “Assignment”) in favor of the Lender covering all of the right, title and interest of the Borrower, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to the Lender under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Lender hereunder. Unless the Lender shall have taken possession of the Property pursuant to this Mortgage, the Lender shall be without liability for any loss which may arise from a failure to collect any Property Income, proceeds or other payments.
          1.11 REMOVALS, ALTERATIONS AND DEMOLITION
          No part of the Improvements may be removed, demolished or materially altered, except as otherwise provided under any Lease of the Property, without the prior written consent of the Lender (not to be unreasonably withheld). Without the prior written consent of the Lender (not to be unreasonably withheld), the Borrower shall not commence construction of any improvements on the Land other than improvements required for the maintenance or repair of the Property. All such changes, additions and alterations shall become part of the Property immediately upon installation, except as otherwise provided in any Lease of all or any part of the Property. Except as permitted under any Lease, no Service Equipment shall be removed from the Property without the prior written consent of the Lender (not to be unreasonably withheld), unless it is replaced with an item of similar or greater function and value. Any replacement equipment shall constitute Service Equipment and be subject to the lien of this Mortgage.
          1.12 PROTECTION OF LIEN AND OTHER EXPENSES
          The Borrower shall pay, indemnify, defend and hold the Lender harmless from all costs, disbursements, expenses and reasonable and actual attorneys’ fees incurred by the Lender in connection with protecting or sustaining the lien of this Mortgage or collection of the Mortgage Debt, either before or after obtaining judgment of foreclosure of the Mortgage or judgment on or with respect to the Mortgage Debt.

          1.13 BOOKS, RECORDS AND ACCOUNTS; FINANCIAL STATEMENTS
          A. The Borrower will keep and maintain proper and accurate books, records and accounts reflecting all items of income and expense received or paid by or on behalf of the Borrower in connection with the Property and all business operations conducted at or from the Property. The Lender shall have the right, upon not less than seventy-two (72) hours advance written notice to the Borrower, during normal business hours, to examine any such books, records and accounts. The Borrower shall provide the Lender with (i) annual financial statements and operating reports for the Property within one hundred twenty (120) days after each fiscal year-end of the Borrower; and (ii) annual federal tax returns within thirty (30) days after filing. If the Borrower is a disregarded entity for federal tax purposes, then the sole member of the Borrower (or such other affiliated entity whose consolidated tax return includes the Borrower or such member), will provide its federal tax return to the Lender for purposes of complying with the provisions hereof.
          B. At all times during the Loan term, the aggregate Loan to value ratio (“LTVR”) for the Loan, as determined by the Lender taking into account the value of the Property and the value of that certain property located at 480 Park Center Drive, Winchester, Virginia (the “Winchester Property”) that has been mortgaged by Cole HD Winchester VA, LLC to the Lender as security for the Loan, shall not exceed fifty-five percent (55%), and the aggregate debt service coverage ratio (“DSCR”) for the Loan, as determined annually by the Lender, shall not fall below 1.50 to 1.00. The DSCR will be calculated based on the actual income received by the Borrower in the aggregate from both the Property and the Winchester Property (the “DSCR Income”) less Borrower’s Operating Expenses of such properties. “Operating Expenses”, as used herein, shall be (i) a replacement reserve of $0.15 per square foot, and (ii) a 2% management fee. The DSCR Income less the Operating Expenses shall be considered to be the net operating income (“NOI”). The NOI must support the proposed debt service on the Loan based upon the interest rate under the Loan at the time of the Loan closing and a 25-year amortization schedule at not less than 1.50x.
          1.14 SECURITY AGREEMENT AND FINANCING STATEMENT
          This Mortgage is a security agreement and is intended to be effective as a fixture financing statement pursuant to the Uniform Commercial Code as adopted in the State of New Jersey with respect to the Service Equipment. The Lender is the secured party and the Borrower is the debtor with respect to this financing statement and the mailing addresses of the secured party and the debtor for the purpose of this financing statement are set forth hereinabove.
          1.15 REQUIRED NOTICES
          In addition to any other notices required under this Mortgage, the Borrower shall promptly notify the Lender of the (1) receipt of notice from any governmental authority relating to the Property; (2) receipt of any notice from any person (natural or otherwise, but specifically excluding the Lender) claiming to hold any lien or security interest in the Property; or (3)

commencement of any judicial or administrative proceedings by or against or otherwise affecting the Borrower or the Property.
          1.16 OTHER DOCUMENTS
          The Borrower, upon its receipt of a written request from the Lender, shall promptly deliver to the Lender all copies of all reports, licenses, permits, approvals, orders, agreements, options, and applications in the Borrower’s possession or control relating to or affecting the Property.
          1.17 GENERAL REPRESENTATIONS AND WARRANTIES
          The Borrower represents and warrants that as of the date of this Mortgage:
          A. The Borrower is generally paying its debts as such debts become due, the fair market value of its assets exceeds its liabilities and no bankruptcy or insolvency proceedings are pending against or contemplated by the Borrower, and the Borrower has received no written notice that any such bankruptcy or insolvency proceedings are contemplated against it.
          B. All reports, statements and other data furnished by the Borrower to the Lender in connection with the Loan are true, correct and complete in all material respects and do not omit any fact or circumstance which would make the statements contained therein materially misleading; present fairly the financial position of the Borrower as of the date stated therein, and the results of the Borrower’s operation and changes in financial position for the years then ended and the statements are prepared in conformity with generally accepted accounting principles applied on a consistent basis; and that no material adverse change has occurred in the financial condition of the Borrower or the Property since the date of said financial statement.
          C. The Property and all Improvements thereon have not suffered any damage from fire or other casualty, no part of the Property has been condemned or taken by eminent domain and no condemnation action or other taking of the Property or any part thereof is pending, nor has written notice of any threat of eminent domain or condemnation or other taking of the Property been received by the Borrower.
          D. To the actual knowledge of the Borrower and except as set forth in any Phase I Environmental Site Assessment or other environmental report delivered by the Borrower to the Lender, there does not now exist on, under or within the Property any Spill. To the actual knowledge of the Borrower and except as set forth in any Phase I Environmental Site Assessment or other environmental report delivered by the Borrower to the Lender, there does not now exist any condition, nor, to the actual knowledge of the Borrower, will the current or proposed operations cause there to exist any condition upon the Property or land contiguous thereto which would materially increase the likelihood of the occurrence of (1) a Spill, or (2) a material violation of any applicable state or federal laws or regulations.
          E. The Borrower is a validly existing limited liability company organized under the laws of the State of Delaware, is qualified to do business in the State of New Jersey,

has the legal capacity and is authorized to execute and deliver all Loan Documents, and the Loan Documents are valid and binding obligations enforceable in accordance with their respective terms.
          F. There is no action, suit or proceeding pending against or materially affecting the Borrower or the Property or the business operations conducted at or from the Property or which involve the possibility of any judgment or liability not fully covered by insurance or which, in the Borrower’s opinion, might result in any adverse change in the business, assets or operations of the Borrower which would, in any way, materially and adversely affect the Property or the validity or enforceability of the Loan Documents, and the Borrower has received no written notice threatening any such action, suit or proceeding.
          G. The Borrower is not a party to or bound by any contract, agreement or other instrument, or, to the actual knowledge of the Borrower, subject to any charter or other restriction or any judgment, order, writ, injunction, decree, rule or regulation which now or in the future may materially and adversely affect the business, operations, properties, assets or condition, financial or otherwise, of the Borrower.
          H. The Borrower has filed all required federal, state and local tax returns, if any, and the Borrower has received not written notice of claims asserted with respect to such taxes.
          I. The Property has frontage on, and direct access for ingress and egress to, the public street(s) appurtenant thereto.
          J. Electric facilities and any other necessary utilities are and at all times hereafter shall be, available in sufficient capacity to service the Property satisfactorily, and any easements necessary to the furnishing of such utility service by the Borrower have been or will be obtained and duly recorded.
          K. To its actual knowledge, the Borrower is not in default under the terms of any instrument evidencing or securing any indebtedness of the Borrower, and the Borrower has received no written notice of any fact or condition which would, if uncured or uncorrected after the receipt of notice or passage of time, or both, constitute a default under any such instrument.
          1.18 COMMERCIAL TRANSACTION
          The Borrower represents, warrants and acknowledges that the transaction of which this Mortgage is a part is a “commercial transaction” as defined by the Statutes of the State of New Jersey. Monies now or in the future to be advanced to or on behalf of Borrower are not and will not be used for personal, family or household purposes.

ARTICLE 2.
DEFAULT
          2.1 EVENTS OF DEFAULT
          Any one or more of the following shall constitute an “Event of Default” hereunder:
          A. The failure to pay the Mortgage Debt in full by the “Maturity Date” as defined in the Note, or the failure to pay any other installment of principal and/or interest due under the Note within fifteen (15) days from the date when such installment is otherwise due and payable, or the failure to pay any other sums due under any other Loan Document prior to the expiration of any applicable notice and/or cure periods or, if there is no such applicable notice or cure period, after the Lender has given written notice to the Borrower of such failure and a period of ten (10) days shall have passed with no cure by the Borrower.
          B. The occurrence of an Event of Default (as defined therein) under any Loan Documents beyond any grace or cure periods set forth in said Loan Documents, if any.
          C. The failure to pay the premiums on or keep in force any insurance which Borrower is required to maintain under Section 1.3.
          D. With respect to any period during which there is no applicable Lease or the obligation to pay Taxes under an applicable Lease is the landlord’s, the failure to pay any Taxes which the Borrower is required to pay within the applicable time periods set forth under Section 1.4, or as to any other period, the failure to cause the payment of any Taxes which a tenant is required to pay pursuant to any applicable Lease within the applicable time periods set forth under Section 1.4.
          E. The transfer, encumbrance or change in use of, or other action or non-action with respect to, the Property or the composition of the Borrower in contravention of the provisions of Section 1.8.
          F. The failure of the Borrower to promptly contain, remove or mitigate any Spill, or to cause the containment, removal or mitigation thereof, or the Borrower’s failure to promptly, upon the Borrower’s receipt of the Lender’s written request therefor, reimburse the State of New Jersey or the Lender, as applicable, for any amounts expended by them with respect to any Spill.
          G. The actual waste, removal or demolition of, or material alteration to, any part of the Property in contravention of Sections 1.7 or 1.11 hereof, without the Lender’s prior written consent.
          H. The failure to observe or perform any other covenant, agreement, obligation, term or condition set forth herein, other than those otherwise described in this Section 2.1, and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after Borrower’s receipt of written notice thereof from Lender; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrower commences to cure such default promptly after receipt of notice thereof from Lender, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.
          I. The LTVR for the Loan exceeds 55% at any time during the Loan term; provided, however, that a breach of this provision shall not be an Event of Default if the Borrower pays down the Loan to a level that cures such breach within thirty (30) days after Borrower’s receipt of written notice of such breach from the Lender. For purposes hereof, the “value” portion of the LTVR will be calculated using the aggregate fair market value, as reasonably determined by the Lender, of both the Property and the Winchester Property.
          J. The DSCR falls below 1.50 to 1.0 at any time during the Loan term, provided, however, that a breach of this provision shall not be an Event of Default if the Borrower pays down the Loan to a level that cures such breach within thirty (30) days after Borrower’s receipt of written notice of such breach from the Lender or by posting cash or other collateral acceptable to the Lender sufficient to cover any debt service shortfall for the remaining Loan term. The DSCR will be calculated as set forth in Paragraph 1.13(B) above.
ARTICLE 3.
REMEDIES
     Whenever an Event of Default shall have occurred, the Lender shall not be required to advance any part of the remainder of the Loan herein described and the Lender may take any one or more of the following remedial steps:
          3.1 ACCELERATION
          The Lender may declare, without demand or notice to the Borrower, any or all of the Mortgage Debt to be due and payable immediately and, upon such declaration, the same shall immediately become, and be, due and payable, and the Lender may exercise any and all remedies, as may be available under applicable law.
          3.2 FORECLOSURE
          The Lender may foreclose this Mortgage and exercise its rights as a secured party for all or any portion of the Mortgage Debt which is then due and payable, subject to the continuing lien of this Mortgage for the balance not then due and payable.
          3.3 POSSESSION OF PROPERTY; APPOINTMENT OF RECEIVER
          A. The Lender may, at its option (a) enter upon and take possession and control of the Property and the Property Income with those rights and powers more particularly set forth in subsection 3.3 C.; (b) make application to a court of competent jurisdiction for and obtain the immediate ex parte appointment of a receiver authorized to immediately enter upon and take possession and control of the Property and the Property Income with those rights and powers more particularly set forth in subsection 3.3 C.; and (c) without taking possession and control of the Property, immediately commence action to collect directly all Property Income in the place and stead of the Borrower with full rights and powers to notify all parties liable to make payments of Property Income to make said payments directly to the Lender or its agents, and the Lender or its agents shall have the further power and authority to sue for or otherwise collect and receive all Property Income.
          B. The Borrower hereby waives to the fullest extent permitted by law all rights to prior notice or court hearing in connection with any action by the Lender of the types set forth in subsection 3.3 A., and the Borrower further waives any requirement that Lender provide any bond, surety, or other security in connection with any said action.
          C. In the event the Lender or a receiver enters upon and takes possession and control of the Property and/or the Property Income pursuant to subsection 3.3 A., said person or entity shall, in addition to such other rights and powers as may subsequently be authorized, have the right and power to (1) operate, manage and control the Property and exercise all the rights and powers of the Borrower in its name or otherwise with respect to the same; (2) make all necessary and proper maintenance, repairs, replacements, and improvements to the Property required of the landlord under any applicable Lease or, with respect to any period during which there is no applicable Lease, as reasonably determined by the Lender; (3) collect and receive all Property Income; and (4) enforce all terms of existing contracts pertaining to the Property and enter into such new contracts as required of the landlord under any applicable Lease or, with respect to any period during which there is no applicable Lease, as reasonably determined by Lender.
          D. All Property Income collected by the Lender, the Lender’s agent or a receiver pursuant to this subsection 3.3 shall be applied in such order of priority as the Lender may determine in its sole discretion to (1) interest and principal due on the Mortgage Debt; (2) with respect to any period during which there is no applicable Lease, taxes, assessments and insurance premiums due with respect to the Property and/or the business operations conducted from the Property and, as to any other period taxes, assessments and insurance premiums due with respect to the Property which are the obligation of the landlord under the Lease(s); (3) with respect to any period during which there is no applicable Lease, all reasonable costs and expenses of operating, maintaining, repairing and improving the Property and conducting the business operations which are or may be conducted at the Property and, as to any other period, the reasonable costs and expenses of operating, maintaining, repairing and improving the Property and conducting the business operations which have or may be conducted at the Property which are the obligation of the landlord under the Lease(s); and (4) the compensation, salaries, expenses and disbursements of any agents, employees, attorneys or other representatives of the Lender, the Lender’s agent or the receiver in connection with the possession, control and/or operation of the Property and the business operations conducted therefrom.

          E. The Lender, its agents, or any receiver acting pursuant to this subsection 3.3 shall in no event be liable or accountable for more moneys than actually are received or collected during the period during which the Lender, its agent or any receiver actually is in possession and control of the Property. Unless Lender shall have taken possession of the Property pursuant to this Mortgage, neither the Lender, its agents or any receiver shall be liable or accountable in any manner for the failure to collect Property Income for any reason whatsoever.
          F. All costs, expenses and liabilities of every character incurred by the Lender in managing, operating and maintaining the Property, not paid from Property Income as hereinabove provided, shall constitute Lender advances pursuant to Section 3.4.
          G. In the event of foreclosure, the Lender, its agent or any receiver acting pursuant to this subsection 3.3 may remain in possession of the Property until (1) the foreclosure sale; (2) the redemption of the Property; or (3) if a deficiency exists, the expiration of any redemption period of the United States of America extending subsequent to the foreclosure sale. The Borrower shall and does hereby indemnify and hold the Lender harmless from and against any and all liability, loss, claim, demand or damage which may or might be incurred by reason of this Mortgage, including, without limitation, claims or demands for security deposits from tenants of the Property deposited with the Borrower, and from and against any and all claims and demands whatsoever which may be asserted against the Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Leases, unless occurring after the Lender has taken possession of the Property pursuant to this Mortgage or unless resulting from the Lender’s negligence or willful misconduct. Should the Lender incur any liability by reason of this Mortgage or in defense of any claim or demand for loss or damage as provided above, the amount thereof, including, without limitation, costs, expenses and reasonable and actual attorneys’ fees, together with interest thereon at the Default Rate under the Note from the date paid or incurred by the Lender until repaid by the Borrower, shall be immediately due and payable to the Lender by the Borrower upon demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.
          3.4 LENDER ADVANCES
          The Lender may, without notice or demand, pay any amount which the Borrower has failed to pay, or perform any act which the Borrower has failed to perform hereunder. In such event such Lender advances, together with interest thereon from the date made, at the highest interest rate allowed under the Note, shall be (1) added to the Mortgage Debt, (2) payable on demand to the Lender and (3) secured by the lien of this Mortgage.
          3.5 NO MARSHALLING
          The Lender shall not be (1) compelled to release, or be prevented from foreclosing or enforcing this Mortgage upon all or any part of the Property, unless the entire Mortgage Debt shall have been paid; (2) required to accept any part or parts of the Property, as distinguished from the entire whole thereof, as payment of or upon the Mortgage Debt to the extent of the value of such part or parts; (3) compelled to accept or allow any apportionment of the Mortgage Debt to or among any separate parts of the Property; or (4) prevented from selling the Property in one or more parcels or as an entirety and in such manner and order as the Lender in its sole discretion may elect.
          3.6 REMEDIES CUMULATIVE; LENDER’S DISCRETION
          No remedy conferred upon or reserved to the Lender hereunder is or shall be deemed to be exclusive but shall be cumulative, and may be exercised in the sole discretion of the Lender at any time, in any manner, and in any order, and shall be in addition to and separate and distinct from every other remedy given the Lender under this Mortgage, the Note, or any other Loan Documents, or now or hereafter existing in favor of the Lender at law or in equity. The Lender, in exercising any remedy provided herein under which it may make payments or perform actions which the Borrower has failed to do or make, may do so in its sole discretion whenever in its opinion such payment or performance is necessary or desirable to protect the full security intended by this Mortgage. The Lender shall be entitled to collect all reasonable costs and expenses incurred in pursuing any of its remedies hereunder, including without limitation, reasonable attorney’s fees permitted by Rules of Court, costs of documentary evidence, abstracts and title reports.
          3.7 NO WAIVER
          Time and punctuality shall be of the essence in this Mortgage, but any delay or failure by the Lender to exercise any right or remedy available to it upon the occurrence of an Event of Default hereunder shall not constitute a waiver of such Event of Default or relinquishment of the right in the future to enforce strict compliance by the Borrower with all of the covenants, conditions and agreements herein, or of the right to exercise any such rights or remedies if such Event of Default by the Borrower be continued or repeated. No modification, amendment, change, or discharge of any term or provision of this Mortgage shall be valid or binding unless the same is in writing and signed by both the Lender and the Borrower. The Lender may however, without notice to or the consent of the Borrower, any other person primarily or contingently liable for the payment of the Mortgage Debt or the holders of any subordinate lien on the Property, (1) release any part of the security described herein, (2) release the obligation of any person primarily or contingently liable for the Mortgage Debt secured hereby, (3) extend the time for payment or otherwise modify the terms of the Mortgage Debt or this Mortgage, and (4) take any additional security for the Mortgage Debt. No such release, extension, modification or additional security shall impair or affect the lien of this Mortgage or its priority over any subordinate lien and no such party shall be relieved of any liability by reason thereof.
          3.8 NO MERGER
          In the event the Lender shall acquire title to the Property by conveyance from the Borrower or as a result of the foreclosure of any other mortgage which the Lender at any time holds with respect to the Property, this Mortgage shall not merge in the fee of the Property but shall remain and continue as an existing and enforceable lien for the Mortgage Debt secured hereby until the same shall be released of record by the Lender in writing.
ARTICLE 4.
MISCELLANEOUS PROVISIONS
          4.1 PERSONAL LIABILITY
          Notwithstanding anything to the contrary contained in this Mortgage, the liability of the Borrower and its officers, directors, general partners, managers, members and principals for the Mortgage Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 12 of the Note.
          4.2 MODIFICATION OF MORTGAGE
          This Mortgage is subject to “modification” as such term is defined in P.L. 1985 c. 353 (N.J.S.A. 46:9-8.1 et seq.) and shall be subject to the priority provisions thereof.
          4.3 GOVERNING LAW; BINDING EFFECT
          This Mortgage shall be governed by and construed, interpreted, regulated and enforced in accordance with the applicable laws of the State of New Jersey. All covenants, conditions and agreements herein shall run with the land, and shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the Lender and the Borrower.
          4.4 NOTICE
          All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee: to the Borrower at its address set forth on the first page of this Mortgage, and to the Lender at its address set forth on the first page of this Mortgage, or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

          4.5 NO AGENCY OR JOINT VENTURE
          Nothing contained in this Mortgage shall be construed to cause the Borrower to become the agent for, or joint venturer with, the Lender for any purpose whatsoever, nor shall the Lender be responsible for any shortage, discrepancy, damage, loss or destruction of any part of the Property for whatever cause unless same is the direct result of the gross negligence or willful misconduct of the Lender.
          4.6 INVALID PROVISIONS
          If any term or provision herein is judicially determined invalid or unenforceable then the same shall either be severed from this Mortgage or if possible reduced in scope to the extent necessary to be valid or enforceable.
          4.7 INTERPRETATION
          In this Mortgage, unless the context otherwise requires:
          A. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.
          B. Any headings or captions preceding the texts of the several sections of this Mortgage shall be solely for convenience of reference and shall not constitute a part of this Mortgage, nor shall they affect its meaning, construction or effect.
          C. As used herein the term “actual knowledge” means the conscious awareness of facts or other information after inquiry reasonable for an institutional owner of properties similar to the Property.
          4.8 RELEASE OF MORTGAGE
          If the Borrower desires to sell the Property, the Borrower will so notify the Lender and provide the Lender with the terms of the proposed sale. The Lender will release the lien of this Mortgage from the Property so long as no Event of Default has occurred and is then continuing and in connection with such sale the Loan is paid down so that after such paydown (1) the LTVR (as determined by an appraisal ordered by the Lender and paid for by the Borrower) for the Winchester Property is not more than it was immediately prior to such paydown (and in no event more than fifty-five percent (55%), and (2) the DSCR is not less than 1.50 to 1.00 based on the income from the Winchester Property and a reamortization of the principal balance of the Loan following such prepayment as provided in the Note. The applicable prepayment penalty under the Note and any applicable breakage or termination fee due under the Swap Agreement will be due in connection with any such partial paydown of the Loan.

     NOW, THEREFORE, if all agreements and provisions contained herein are fully kept and performed by the Borrower, and all the Mortgage Debt shall be fully paid in all respects, then this deed shall be void; otherwise to remain in full force and effect.
[The Remainder of this Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed and delivered this 18th day of December, 2009.

Signed, sealed and delivered in the presence of:		COLE TS GLOUCESTER NJ, LLC

		By:	Cole REIT Advisors III, LLC Its Manager

/s/ Mary Bates			By:	/s/ Todd J. Weiss

Name:				Name: Todd J. Weiss
Its Senior Vice President
/s/ Carol Beck				Duly Authorized
Name:

STATE OF ARIZONA	)
)
COUNTY OF MARICOPA	)

     I CERTIFY as follows:
     1. On December 17th, 2009, Todd J. Weiss personally appeared before me;
     2. I was satisfied that this person is the person who executed the attached instrument as Senior Vice President of Cole TS Gloucester NJ, LLC, a Delaware limited liability company, the Borrower named in the attached instrument; and
     3. This person states that he was authorized to execute the instrument on behalf of said limited liability company and that he executed the instrument as the act of such limited liability company.

/s/ Taryn M. Hernandez

Notary Public
My Commission Expires: April 23, 2012
[NOTARIAL SEAL] My commission expires: April 23, 2012
Signature Page to Mortgage Deed

SCHEDULE A
Description of Land

MORTGAGE AND SECURITY AGREEMENT
COLE TS GLOUCESTER NJ, LLC
-to-
PEOPLE’S UNITED BANK
Dated: December ___, 2009

BLOCK:	18612

LOT:	4.01

COUNTY:	Camden
RECORD AND RETURN TO:
Thomas B. Mitchell, Esq.
Pepe & Hazard LLP
Goodwin Square
225 Asylum Street
Hartford, CT 06103